UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

Cornell Companies, Inc. (the “Company”) furnished a copy of its first quarter 2009 investor presentation (the “Investor Presentation”) as an exhibit to a Form 8-K filed on May 8, 2009.  A copy of the Investor Presentation was subsequently posted on the Company’s website, www.cornellcompanies.com, under “Investor Relations”.   The Company has amended page 23 of the Investor Presentation to reflect updated guidance for the year 2009, which updated guidance was disclosed in a press release issued on May 20, 2009.    A copy of the amended page 23 of the Investor Presentation is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.  In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the Investor Presentation attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” to the SEC and not deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.  Statements made in the Investor Presentation regarding the Company, its expected future earnings, operations, strategic direction, and any other statements that are not historical facts are forward-looking statements within the meaning of applicable securities laws and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  See “Forward-Looking Statements and Non-GAAP Measures” included in the front part of the Investor Presentation.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Amended Page 23 of the Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: May 22, 2009

	By:	/s/ Cathryn L. Porter
Cathryn L. Porter
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended Page 23 of the Investor Presentation